Trade Street RESIDENTIAL APPOINTS dAVID lEVIN AS VICE CHAIRMAN AND pRESIDENT

- Former Vice Chairman of LNR Property LLC -

AVENTURA, Fla., July 22, 2013 /PRNewswire/ -- Trade Street Residential, Inc. (the "Company"), a fully integrated owner and operator of high-quality apartment communities in targeted growth markets in the southeastern United States, including Texas, today announced that David Levin, currently the lead independent director of the board of directors, has been named Vice Chairman of the Board of Directors and President. In this new role, Mr. Levin will oversee the Company’s investment and capital strategy.

"We are excited about David’s expanded role as Vice Chairman and President of Trade Street Residential” stated Michael Baumann, Chairman and Chief Executive Officer of the Company. “His experience is truly unmatched, with 35 years of real estate investment and financing expertise, as well as leadership roles within large, complex and growing organizations. As a Director, David has been instrumental in the implementation of our recapitalization strategy to position Trade Street for future growth, and his decision to join the Company in an expanded role is an affirmation of our opportunity to maintain our momentum and execute our growth strategy.”

Mr. Levin was formerly the Vice Chairman of LNR Property LLC prior to its sale to Starwood Property Trust in May 2013. Mr. Levin joined LNR in 1992 where he served in numerous real estate investment and management roles during his tenure. Prior to LNR’s spin-off from Lennar, Mr. Levin managed the acquisition and disposition of Lennar Corp’s distressed commercial loan portfolios from 1992 to 1997. Subsequent to that he was responsible for the acquisition of subordinate and mezzanine interests in commercial real estate mortgages. His last assignment was in arranging third party capital for LNR’s managed investment vehicles.

Previous to joining LNR Mr. Levin had a 14 year career with various commercial real estate firms in New York, including his last position with the Bear Stearns Real Estate Group, where he was a Managing Director and department co-head.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. (TSRE) is a full service, vertically integrated, self-administered and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States, including Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" in the Company's final prospectus relating to the Company’s recent public offering of its common stock.

Investor Relations:

Stephen Swett

786-248-6099

ir@trade-street.com